UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                 March 4, 2004
                Date of Report (Date of earliest event reported)

                       ASSOCIATED MATERIALS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                                                 75-1872487
           Delaware                      000-24956              (IRS Employer
(State or Other Jurisdiction of   (Commission File Number)   Identification No.)
        Incorporation)


                                 3773 State Road
                           Cuyahoga Falls, Ohio 44223
                    (Address of Principal Executive Offices)

                                 (330) 929-1811
              (Registrant's Telephone Number, Including Area Code)


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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

        On March 4, 2004, AMH Holdings, Inc., which is the indirect parent company of Associated Materials Incorporated, issued a press release announcing the completion of the offering of $446 million aggregate principal amount at maturity of its 11 1/4% senior discount notes due 2014, resulting in gross proceeds of approximately $258 million.

        The notes were offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act.

        A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit
Number       Description of Document
-------      -----------------------
99.1         Press Release dated March 4, 2004, issued by AMH Holdings, Inc.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ASSOCIATED MATERIALS INCORPORATED


Date:  March 4, 2004                      By:   /s/ D. Keith LaVanway
                                              ----------------------------------
                                                D. Keith LaVanway
                                                Vice President, Chief Financial
                                                Officer, Treasurer and Secretary